Exhibit T3A17

CERTIFICATE OF INCORPORATION

公司註冊證書

                                 ***

I hereby certify that

本人茲證明

GOLDENFORM COMPANY LIMITED

崇堅有限公司

is this day incorporated in Hong Kong under the Companies Ordinance, and

於本日在香港依據公司條例註冊成為

that this company is limited.

有限公司。

Given under my hand this Sixth day of June

簽署於一九八六年六月六日。

One Thousand Nine Hundred and Eighty-six.

/s/ J. Almeida
p. Registrar General (Registrar of Companies) Hong Kong
香港註冊總署署長曁公司註冊管 （註冊主任歐美達代行）

MEMORANDUM

AND

ARTICLES OF ASSOCIATION

OF

GOLDENFORM COMPANY LIMITED

Incorporated the 6 day of JUN 1986.

HONG KONG

Company No. 170370

The Companies Ordinance (Cap. 32)

SPECIAL RESOLUTIONS

of

GOLDENFORM COMPANY LIMITED

崇堅有限公司

(the “Company”)

passed on 29 January 2010

By resolution in writing signed by all the members for the time being entitled to receive notice of and to attend and vote at general meetings of the Company pursuant to section 116B of the Companies Ordinance (Cap. 32), the following resolutions were duly passed as special resolutions:

THAT, the Articles of Association of the Company be altered by inserting a new article 4A immediately after article 4 as follows:

“4A	Notwithstanding anything contained in these Articles of Association, the Directors shall not decline to register a transfer of any share or shares nor suspend registration of a transfer of any share or shares where such transfer is executed by or in favour of any bank or institution to whom such share or shares have been charged or mortgaged (or by or in favour of (i) any nominee of such bank or institution; (ii) any third party purchasing such shares in relation to an enforcement of such mortgage or charge; or (iii) any person or entity as such bank or institution may direct). A certificate issued by any official of such bank or institution that the relevant share or shares are charged or mortgaged and that such charge or mortgage has become enforceable shall be conclusive evidence of that fact.”

For and on behalf of Dong Chang Investment Company Limited Sole Member of all issued ordinary shares of the Company

Signature Page to the Special Resolutions of Goldenform Company Limited

THE COMPANIES ORDINANCE (CHAPTER 32) SPECIAL RESOLUTION OF

GOLDENFORM COMPANY LIMITED

Passed on the 31st day of October 1996.

At an Extraordinary General Meeting of the members of Goldenform Company Limited duly convened and held at its registered office on the 31st day of October 1996 the following Special Resolution was duly passed by all shareholders of the Company:-

(1)	“That the following clause be added after clause (41) of the Third Paragraph of the Memorandum of Association of the Company:-
	(41) (a)	To secure and guarantee by pledges, mortgages, charges or otherwise the performance and discharge of the Company, or any other person or company of any obligation contract or liability of the Company or any other person or company as the case may be whether or not any such security or guarantee is beneficial to the Company or in furtherance of the commercial purposes or any other of the objects of the Company. In particular, but without limiting the generality of the foregoing, the Company may guarantee any debt or obligation of its parent company (if any) and/or subsidiary or associated company and/or any other person or persons and/or any other company or corporation and may secure such guarantee by any debenture, mortgage, charge or lien over its assets and undertaking or any part thereof and this clause shall for the avoidance of doubt be construed as an independent object of the Company.

(2)	That the following article be added in as Article 15(a) after the original Articale 15 of the Articles of Association of the Company:-

15 (a)	No Director or intended Director shall be disqualified from his office by contracting with the Company either as vendor, purchaser or otherwise, nor shall any such contract or any contract or arrangement entered into by or on behalf of the Company with any company or partnership of or in which any Director shall be a member or otherwise interested be capable on that account of being avoided, nor shall any Director so contracting or being such a member or so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason only of such Director holding that office or of the fiduciary relationship thereby established. Provided always that each Director shall forthwith disclose the nature of his interest in any contract or arrangement in which he is interested as required by and subject to the provisions of the Ordinance.

(b)	Provided such disclosure is made as aforesaid, a Director shall be entitled to vote in respect of any contract or arrangement in which he ie interested and to be counted in the quorum present at the meeting at which such contract or arrangement is considered.

(c)	Any Director may continue to be or become a director, managing director, manager or other officer or member of any other company in which the Company may be interested and (unless otherwise agreed) no such Director shall be accountable for any remuneration or other benefits received by him as a director, managing director, manager or other officer or member of any such other company. The Directors may exercise the voting powers conferred by the shares in any other company held or owned by the Company, or exercisable by them as directors of such other company in such manner in all respects as they think fit (including the exercise thereof in favour of any resolution appointing themselves or any of them, directors, managing directors, managers or other officers of such company), and any Director of the Company may vote in favour of the exercise of such voting rights in manner aforesaid notwithstanding that he may be, or be about to be appointed, a director, managing director, manager or other officer of such company, and that as such he is or may become interested in the exercise of such voting rights in manner aforesaid.

(d)	A general notice to the Directors by a Director that he is to be regarded as interested in any contract or arrangement which may be made with any specified person, firm or corporation after the date of such notice shall be a sufficient declaration of interest in relation to any contract or arrangement so made, provided that no such notice shall be of effect unless it is given before the date on which the question of entering into the contract is first taken into consideration on behalf of the Company.

/s/ Kao Cheung Chong
KAO CHEUNG CHONG
Chairman

Ref: NC/52047/96/C/cnc/SKW:au.LT2(3)

THE COMPANIES ORDINANCE (CHAPTER 32) SPECIAL RESOLUTION OF

GOLDENFORM COMPANY LIMITED

Passed on the 31st day of October 1996.

At an Extraordinary General Meeting of the members of Goldenform Company Limited duly convened and held at its registered office on the 31st day of October 1996 the following Ordinary Resolution was duly passed by all shareholders of the Company:-

(1)	“That the following clause be added after clause (41) of the Third Paragraph of the Memorandum of Association of the Company:-

(41) (a)	To secure and guarantee by pledges, mortgages, charges or otherwise the performance and discharge of the Company, or any other person or company of any obligation contract or liability of the Company or any other person or company as the case may be whether or not any such security or guarantee is beneficial to the Company or in furtherance of the commercial purposes or any other of the objects of the Company. In particular, but without limiting the generality of the foregoing, the Company may guarantee any debt or obligation of its parent company (if any) and/or subsidiary or associated company and/or any other person or persons and/or any other company or corporation and may secure such guarantee by any debenture, mortgage, charge or lien over its assets and undertaking or any part thereof and this clause shall for the avoidance of doubt be construed as an independent object of the Company.

(2)	That the following article be added in as Article 15(a) after the original Article 15 of the Articles of Association of the Company:-

15(a)	No Director or intended Director shall be disqualified from his office by contracting with the Company either as vendor, purchaser or otherwise, nor shall any such contract or any contract or arrangement entered into by or on behalf of the Company with any company or partnership of or in which any Director shall be a member or otherwise interested be capable on that account of being avoided, nor shall any Director so contracting or being such a member or so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason only of such Director holding that office or of the fiduciary relationship thereby established. Provided always that each Director shall forthwith disclose the nature of his interest in any contract or arrangement in which he is interested as required by and subject to the provisions of the Ordinance.

(b)	Provided such disclosure is made as aforesaid, a Director shall be entitled to vote in respect of any contract or arrangement in which he is interested and to be counted in the quorum present at the meeting at which such contract or arrangement is considered.

(c)	Any Director may continue to be or become a director, managing director, manager or other officer or member of any other company in which the Company may be interested and (unless otherwise agreed) no such Director shall be accountable for any remuneration or other benefits received by him as a director, managing director, manager or other officer or member of any such other company. The Directors may exercise the voting powers conferred by the shares in any other company held or owned by the Company, or exercisable by them as directors of such other company in such manner in all respects as they think fit (including the exercise thereof in favour of any resolution appointing themselves or any of them, directors, managing directors, managers or other officers of such company), and any Director of the Company may vote in favour of the exercise of such voting rights in manner aforesaid notwithstanding that he may be, or be about to be appointed, a director, managing director, manager or other officer of such company, and that as such he is or may become interested in the exercise of such voting rights in manner aforesaid.

(d)	A general notice to the Directors by a Director that he is to be regarded as interested in any contract or arrangement which may be made with any specified person, firm or corporation after the date of such notice shall be a sufficient declaration of interest in relation to any contract or arrangement so made, provided that no such notice shall be of effect unless it is given before the date on which the question of entering into the contract is first taken into consideration on behalf of the Company.

/s/ Kao Cheung Chong
KAO CHEUNG CHONG
Chairman

Microjacket : 1996
縮微片封套

A

Company No : 170370
公司編號
Company Name : Goldenform Company Limited
公司名稱

Note : It is claimed that the special resolution appearing herein as document number ~~(s)~~ CK filed on 8-11-1996 is / ~~are~~ incorrect. Please see ~~explanatory letter / statutory declaration and~~ amended ~~return / notice~~ resolution filed on 28-1-1997.

註 : 據報在一九 年 月 日存案而現編為第 號
文件的 並不正確。請參閱於一九 年
月 日存案的解釋信 / 法定聲明及經修訂的申報表 /
通知書。

R

02574248

Signed : [signature]
簽署
Date : 12-2-1997
日期

Company No.: 170370

THE COMPANIES ORDINANCE
(CHAPTER 32)

ORDINARY AND SPECIAL RESOLUTIONS
OF
崇堅有限公司
GOLDENFORM COMPANY LIMITED

PASSED ON 15 SEP 1994

By resolutions in writing of all shareholders of the above company passed on 15 SEP 1994 pursuant to section 116B of the Companies Ordinance, the following resolutions were passed as ordinary and special resolutions:-

1.	Ordinary Resolution

“That the authorized share capital of the company be increased from HK$10,000.00 to HK$10,100.00 by the creation of 100 new ordinary shares of HK$1.00 each ranking pari passu in all respects with the existing ordinary shares of the company and that the board of directors be authorized to issue such new share(s) at such time(s) in every respect as they may think fit.”

2.	Special Resolution

“That the articles of association of the company be amended by the addition of the following as new article 4 immediately after the existing article 3 and the existing articles 4 to 31 be renumbered as articles 5 to 32 accordingly:-

4.	All or any of the rights, privileges or conditions for the time being attached to any shares in the capital of the company may be affected, altered, modified, commuted, abrogated or dealt with, with the consent in writing of the holders of three-fourths of the issued shares of the company, or with the sanction of a special resolution passed at a general meeting of the company.’ ”

537293	Certified True Copy:-

Director

12

THE COMPANIES ORDINANCE, CHAPTER 32 *************** GOLDENFORM COMPANY LIMITED *************** SPECIAL RESOLUTION (Passed on the 9th day of March 1988) p. Registrar of Companies

At an Extraordinary General Meeting of the Members of the abovenamed Company duly convencd and held at Room 203, 408-482 Hennessy Road, Hong Kong on the 9th day of March 1988, the following resolution was duly passed as a Special Resolution:-

“That the Third Clause of the Memorandum of Association of the Company be amended as follow:-

By inserting the following new sub-clause (53) after the sub-clause (52):

(53)	To enter into a Deed of Legal Charge expressed to be made between Goldenform Company Limited as the Mortgagor of the 1st part Boto Company Limited as the Principal of the 2nd part and The National Commercial Bank Limited as the Bank of the 3rd part in the form of the draft initialled for the purpose of identification by Mr. Joseph C.T. Lee a Solicitor of the Supreme Court.

/s/ Law Pun Leung Chairman Law Pun Leung

MEMORANDUM

AND

ARTICLES OF ASSOCIATION

OF

GOLDENFORM COMPANY LIMITED

崇堅有限公司

Incorporated the            day of                    1986

HONG KONG

Printed by

EASY BRIGHT COMPANY LIMITED

Tel.: 5-435010. 5-435158

No.

(COPY)

CERTIFICATE OF INCORPORATION

I hereby certify that

GOLDENFORM COMPANY LIMITED

崇堅有限公司

is this day incorporated in Hong Kong under the Companies Ordinance, and that this company is limited.

GIVEN under my hand this                      day of                      One Thousand Nine Hundred and Eighty-six.

for Registrar of Companies

Hong Kong.

THE COMPANIES ORDINANCE (CHAPTER 32)

Private Company Limited by Shares

MEMORANDUM OF ASSOCIATION

OF

GOLDENFORM COMPANY LIMITED

崇堅有限公司

First:– The name of the Company is “GOLDENFORM COMPANY LIMITED 崇堅有限公司”.

Sccond:– The Registered Office of the Company will be situate in Hong Kong.

Third:– The objects for which the Company is established are:–

(1)	To establish and carry on all or any of the business of importers, exporters, agents, distributors, manufacturers, warehousemen, merchants, commission agents, contractors, store-keepers; carriers, manufacturers representatives, commercial, industrial, financial and general agents, brokers, advisers and representatives, forwarding agents and traders both wholesale and retail or otherwise deal in goods preduce, raw materials, articles and merchandise in all its branches, and to create, manufacture, produce, import, export, buy, sell, baxter, exchange, make advances upon or otherwise deal in goods, produce, commodities and merchandise of all kinds.

(2)	To invest in, hold, sell and deal with the stock, shares, bonds, debentures, debenture stock, obligations, notes and securities of any government, state, company, corporation or other body or authority; and to raise and borrow money by the issue of shares, stock, debentures, debenture stock, howsoever and to underwrite any such issue.

(3)	To invest and deal with the moneys of the Company not immediately required in such manner as from time to time be determined and to hold, sell or otherwise deal with any investments made.

(4)	To draw, make, accept, endorse, discount, negotiate, execute and issue promissory notes, bills of exchange, bills of lading, warrants, debentures, and other negotiable or transferable instruments.

(5)	To receive valuables or money on deposit with or without allowance or interest thereon.

(6)	To undertake and execute any trusts the undertaking whereof may seem desirable and also to undertake the officce of executor, administrator, treasurer or registrar and to keep for any company, government, authority, or body any register relating to any stocks, funds, shares or securities or to undertake any duties in relation to the registration of transfers, the issue of certificates or otherwise.

(7)	To improve, manage, construct, repair, develop, exchange, let on lease or otherwise, mortgage, charge, sell, dispose of, turn to account, use in connection with the Company’s business or any part thereof, grant licences, options, rights and privileges in respect of, or otherwise deal with all or any part of the property and rights of theCompany, both real and personal.

(8)	To purchase or by any other means acquire and take options over any freehold, leasehold of other real or personal property for any estate or interest whatever, and any rights or privileges of any kind over or in respect of any real or personal property, and to carry on all or any of the business usually Carried on by land companies, land investment companies, land and building mortgage companies and building and estate companies in their several branches.

(9)	To establish, construct, demolish, resite, rebuild, alter, furnish, improve, maintain, develop, manage, work, control, carry out, and superintend bonded warehouses, warehouses, godowns, stores, shops, dairies, offices, block of flats or offics, flats, houses, roads, hotels, clubs, restaurants, factories, works, places of amusement, buildings, and other works and conveniences of all kinds which may seem calculated directly or indirectly to advance the Company’s interests or conducive to the objects of the Company, and to contribute or otherwise assist or take part in the construction, maintenance, development, management, carrying out, working, control and superintendence thereof.

(10)	To carry on all or any of the businesses of general contractors, engineering contractors, civil engineers, site formation and plant layout advisers and consultants (whether civil, mechanical, electrical, structural, chemical, aeronautical, marine or otherwise).

(11)	To act as trustees or nominees of individuals or clubs or associations or companies whether incorporated or not.

(12)	To act as accountants, secretaries and registrars of companies incorporated by law or societies or organisations whether incorporated or not.

(13)	To manage, supervise, control or take part in the management, supervision or control of the business or operations of any company or undertaking and for that purpose to appoint and remunerate any directors, accountants, solicitors or other experts or agents.

(14)	To act as financial advisers and to facilitate and encourage the creation, issue or conversion of and to offer for public subscription debentures, debenture stock, bonds, obligations, shares, stocks and securities and to act as trustees in connection with any such securities and to establish or to promote or to concur in establishing or promoting any company, association, undertaking or public or private body.

(15)	To provide or undertake any other service or facility whether of the kind mentioned above or otherwise which, in the opinion of the Directors, the Company can provide or undertake in the furtherance of its business.

(16)	To act as agents or managers for any insurance companies, clubs or associations or for any individual underwriters in connection with its or his or their insurance or underwriting business (wherever the same may be carried on) or any branch of the same.

(17)	To insure with any company or person against losses, damages, risks and liabilities of all kinds which may affect this Company and to act as agents and brokers for placing insurance risks of all kinds in all its branches.

(18)	To subscribe for, register, take, purchase, or otherwise acquire and hold and to sell, exchange, deal in and otherwise dispose of shares or other interests in or securities of any other company whether having objects similar to or different from those of the Company or carrying on any business capable of being carried on so as directly or indirectly to benefit the Company or enhance the value of any of its property and to co-ordinate, finance and manage the business and operations of any company in which the Company holds any such interest.

(19)	To amalgamate with any other company, whose business can conveniently be carried on in association with the business of the Company, whether by sale or purchase (for fully or partly-paid shares or otherwise) of the undertaking, subject to the liabilities of the Company or any such other company as aforesaid with or without winding up or by purchase (for fully or partly-paid shares or otherwise) of all or a controlling interest in the share or stock of any such other company, or in any other manner.

(20)	To enter into partnership or any arrangement for sharing profits, union of interests or co-operation with any company, firm or person carrying on or proposing to carry on any business within the objects of the Company, or calculated to advance its interests, and to acquire and hold shares, stock or securities of any such company.

(21)	To carry on the business of garage, service-station or filling-station proprietors, licencees or operators; or as vehicle manufacturers , assemblers, finishers or repairers; as dealers in oil, petroleum products or motor accessories of all kinds; or as motor, mechanical or electrical engineers.

(22)	To carry on all or any of the businesses of travel agents, ticket and booking agents, charter-flight travel contractors, and to facilitate tours and travel and to arrange hotel and accommodation booking and travellers-cheque and credit-card facilities and other facilities for tourists and travellers and to engage in all aspects of the travel and tourist industry.

(23)	To purchase or otherwise acquire and to carry on the business or businesses of ship owners, stevedores, wharfingers, carriers forwarding agents, storage keepers, warehousemen, ship builders, drydock keepers, marine engineers, engineers, ship keepers, boat builders, ship and boat repairers, outfitters, broken and agents, salvors, wreck raisers, divers, auctioneers, valuers and assessors.

(24)	To carry on all or any of the businesses of proprietors or licences or restaurants, refreshment and tea rooms, hotels, bars for the sale of liquor, clubs, dance halls, cafes and milk and snack bars, and as caterers and contractors, in all their respective branches.

(25)	To carry on all or any of the businesses of knitters, weavers, spinners and manufacturers of and dealers in yarns, fabrics, make-ups or other types of textile products made from cotton, wool, silk, rayon, synthetic fibres, artificial silk, flax, hemp, linen, jute or other fibrous substances, bleachers, dyers, printers and finishers of the said products and substances, and makers of vitriol, bleacher and dyeing materials.

(26)	To carry on all or any of the business of costumiers and tailors, makers of underwear, shirt, singlet, nightwear, sportswear, or other kind of garments, makers of mantle, coat, jacket, doublet, waistcoat, robes of other soft of dress, corset, lingerie and brassiere makers, trimmings and lace makers, embroiderers, haberdashers and milliners, glovers, hosiers, makers of towels and napkins, makers of table-cover and table-cloth, furriers, and manufacturers of and dealers in any kind of textile make-up products.

(27)	To carry on all or any of the business of manufacturers, exporters, importers, repairers, designers, wholesalers, retailers, suppliers and agents of, and dealers in mechanical, electronic and electrical watches, clocks, timepieces and chronological instruments of all kinds and descriptions and all components parts and accessories thereof.

(28)	To carry on the business of manufacturers of, suppliers, repairers, programmers, advisers and dealers in electrical, electronics, computers, microcomputers, hardwares, softwears, accessories, motors, office and industrial appliances and equipments, and toys of all descriptions.

(29)	To manufacture plastic goods, articles and any other products in which some plastic parts are incorporated, and to make moulds, dies, tools and machinery for the production of plastic goods.

(30)	To build, establish, maintain, operate and own factories of all kinds.

(31)	To apply for, promote, and obtain any Ordinance or Licence of any Government department or other authority for enabling the Company to carry any of its objects into effect, or for effecting any modification of the Company’s constitution, or for any other purpose which may seem expedient, and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the Company’s interests.

(32)	To apply for, register, purchase, or by other means acquire and protect, prolong and renew, whether in Hong Kong or elsewhere, any patents, patent rights, brevets inventions, licences, secret processed, trade marks, designs, protections and concessions and to disclaim, alter, modify, use and turn to account and to manufacture under or grant licences or privileges in respect of the same, and to expend money in experimenting upon, testing and improving any patents, inventions or rights which the Company acquire or propose to acquire.

(33)	To enter into any arrangements with any Governments or authorities (supreme, municipal, local or otherwise) that may seem conducive to the attainment of the Company’s objects or any of them, and to obtain from any such Government or authority any charters, decrees, rights, privileges or concessions which the Company may think desirable and to carry out, exercise, and comply with any such charters, decrees, rights, privileges, and concessions.

(34)	To acquire mines, mining rights, quarries and mineral lands, timber and forestry estates and property and land of every description developed or intended to be developed for the production of raw materials, crops, animal products or agricultural products anywhere throughout the whole world and any interest or concession therein and to explore, work, exercise, develop and turn the same to account.

(35)	To carry on business as dealers in, and producers, whether as farmers, market gardeners or processors, of fish, dairy farm, and garden produce of all kinds, including milk, cream, butter, cheese, poultry, eggs, fruit and vegetables.

(36)	To carry on all or any of the businesses of packing, general ware- housemen, godown and ice cold storage operator.

(37)	To carry on the business of a transportation company by means of vehicles of whatever kind and howsoever propelled for the carriage of passengers, animals, fish, food-stuffs and goods of whatsoever kind and description.

(38)	To carry on business as jewellers, gold and silver smiths, gem merchants, watch and clock makers, electro-platers, dressing-bag makers, importers and exporters of bullion, and to buy, sell and deal in (wholesale and retail) diamonds, precious stones, jewellery, watches, clocks, gold and silver plates, electro-plates, cutlery, bronzes, articles of virtu, objects of art, and such other articles and goods as the Company may consider capable of being conveniently dealt in in relation to its business and to manufacture and to establish factories for manufacturing goods for the above businesses.

(39)	To carry on all or any of the businesses of publishers, stationers, type-founders, book-binders, printers, photographers, film-processors, cine-film producers, and cartographers and to do all things necessary or convenient for carrying out such businesses or businesses of a character similar or analogous to the foregoing or any of them or connected herewith.

(40)	To establish, found, operate, own, support, or aid in the establishment, founding, operating, owning and support of schools, colleges, institutions or other eductional establishments of whatsoever kind connected with or incidental to the promotion of any form of education, learning, cultural activity, sport or past-time amongst members of the public.

(41)	To borrow and raise money in such manner as the Company shall think fit and to secure the repayment of any money borrowed, raised, or owing, by mortgage, charge, lien or other security upon the whole or any part of the Company’s property or assets (whether present or future), including its uncalled capital, and also by a similar mortgage, charge, lien or security to secure and guarantee the performance by the Company of any obligation or liability it may undertake or which may become binding on it.

(42)	To lend and advance money or give credit on such terms as may seem expedient and with or without security to customers and others, to enter into guarantees, contracts of indemnity and suretyships of all kinds other than those in the nature of insurance business, to become security for any persons, firms or companies and to receive money, stocks, bonds, certificates, securities, deeds and property on deposit or for safe custody or management.

(43)	To carry on any other business which may seem to the Company capable of being conveniently carried on in connection with the above objects, or calculated directly or indirectly to enhance the value of or render more profitable any of the Company’s property.

(44)	To do all such other things as may be deemed incidental or conclucive to the attainment of the abort objects or any of them.

(45)	To procure the Company to be registered or recognized in any part of the world and to do all or any of the things or matters aforesaid in any part or the world and either as principals, agents, contractors or otherwise and by or through agents or otherwise and either alone or in conjunction with others.

(46)	To enter into any arrangements for profit-sharing with any of the diiectots or employees of the Company or of any company in which the company may for the time being hold a share or shares (subject to the consent and approval of such company) and to grant sums by way of bonus or allowance to any such directors or employees or their dependents or connections, and to establish or support, or aid in the establishment and support of, provident and gratuity funds, associations, institutions, schools or conveniences calculated to benefit directors or employees of the company or its predecessors in business or any companies in which the company owns a share or shares or the dependents or connections or such persons, and to grant pensions and make payments towards insurance.

(47)	To support and subscribe to any charitable or public object, and to support and subscribe to any institution, society, or club which may be for the benefit of the Company or its employees, or may be connected with any town or place where the Company carries on business; to give or award pensions, annuities, gratuities, and superannuation or other allowances or benefits or charitable aid to any persons who are or have been Directors of, or who are or have been employed by, or who are serving or have served the Company, or of any company which is a subsidiary or associated company or the Company or the holding company of the Company or of the predecessors in business of the Company or of any such subsidiary associated or holding company and to the wives, widows, children and other relatives and dependants of such persons; to make payments towards insurance; and to set up, establish, support and maintain superannuation and other funds or schemes (whether contributory or non-contributory) for the benefit of any of such persons and of their wives, widows, children and other relatives and dependants; and to set up, establish, support and maintain profit sharing or share purchase schemes for the benefit of any of the employees of the Company or of any such subsidiary or holding company and to lend money to any such employees or to trustees on their behalf to enable any such share purchase schemes to be established or maintained.

(48)	To sell or otherwise dispose of the whole or any part of the business or property of the Company, either together or in portions, for such consideration as the Company may think fit, and in particular for shares, debentures, or securities of any company purchasing the same.

(49)	To distribute among the Members of the Company in kind any property of the Company of any kind.

(50)	To remunerate any person, firm or company rendering services to this Company either by cash payment or by the allotment to him or them of Shares or other securities of the Company credited as paid tip in full or in part on otherwise as may be thought expedient.

(51)	To carry on the business of a billiard room or billiard rooms, to provide all things necessary for billiard and and other games and for musical, dramatic and other social entertainments, to build, adapt construct, repair, uphold, maintain and furnish a billiard room or other buildings necessary or convenient for establishing and carrying on a billiard room or any other billiard rooms in Hong Kong and elsewhere.

(52)	To pay all or any expenses incurred in connection with the promotion, formation and incorporation of the Company, or to contract with any person, firm or company to pay the same, and to pay commissions to brokers and others for underwriting, placing, selling, or guaranteeing the subscription of any Shares or other securities of the Company and to accept stock or shares in, or the debentures, mortgage debentures, or other securities of any other company in payment or part payment for any services rendered, or for any sale made to, or debt owing from, any such company.

The objects set forth in each sub-clause of this clause shall not be restrictively construed but the widest interpretation shall be given thereto, and they shall not. except where the context expressly so requires, be in any way limited or restricted by reference to or inference from any other object or objects set forth in such sub-clause or from the terms of any other sub-clause or by the name of the Company. None of such sub-clauses or the object or objects therein specified or the powers thereby conferred shall be deemed subsidiary or ancilary to the objects or powers mentioned in any other sub-clause, but the Company shall have as full power to exercise all or any of the objects conferred by and provided in each of the said sub-clauses as if each sub-clause contained the objects of a separate company.

Fourth:– The liability of the Members is limited.

Fifth:– The Share Capital of the Company is $10,000.00 or divided into 10,000 shares of $1 .00 each with the power for the company to increase or reduce the said capital and to issue any part of its capital, original or increased, with or without preference, priority or special privileges, or subject to any postponement it rights or to any conditions or restrictions and so that, unless the conditions of issue shall otherwise expressly declare, every issue of shares, whether declared to be preference or otherwise, shall be subject to the power hereinbefore contained.